EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Thursday, January 28, 2010

Media General Announces Offering of Senior Secured Notes

RICHMOND, Va. – Media General, Inc. (NYSE: MEG) today announced that it is initiating an offering, subject to market and other conditions, of $350 million of senior secured notes due 2017. The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The notes will be guaranteed on a senior secured basis by the subsidiaries of the company.

The company intends to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility. Concurrently with this offering, the company is seeking consent from the lenders under its revolving credit facility and its term loan credit facility to combine, amend and restate the revolving credit facility and the term loan credit facility. The company’s offering of notes and contemplated amendment to its existing credit facilities are each contingent on both transactions closing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Certain statements in this press release are forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate,” “expect,” “believe,” “intend,” “plan” and “estimate” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements. Such statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors. Any forward-looking statement speaks only as of the date of this press release and, except to the extent required by applicable securities laws, Media General expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any changes in events. If Media General does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or any other forward-looking statements.

About Media General

Media General is a leading provider of news, information and entertainment across multiple media platforms, serving consumers and advertisers in strong local markets, primarily in the Southeastern United States. Media General’s operations are organized in five geographic market segments and a sixth segment that includes the company’s interactive advertising services and certain other operations. The company’s operations include 18 network-affiliated television stations and their

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associated Web sites, three metropolitan and 20 community newspapers and their associated Websites, more than 200 specialty publications that include weekly newspapers and niche publications targeted to various demographic, geographic and topical communities of interest. Many of the company’s specialty publications have associated Web sites. Media General additionally operates three interactive advertising services companies: Blockdot, which specializes in interactive entertainment and advergaming technologies; DealTaker.com, a coupon and shopping Web site; and NetInformer, a leading provider of wireless media and mobile marketing services.

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